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                                                                   EXHIBIT 10.5


                                LEASE AGREEMENT


THE STATE OF TEXAS      *
                        *
                        *
COUNTY OF HARRIS        *



THIS AGREEMENT, hereinafter referred to as "Lease", made and entered into this 10th day of March, 1997, but effective as of February 18, 1997, by and between Delta Steel, Inc. hereinafter referred to as "Delta", and FWT, Inc. hereinafter referred to as "FWT", WITNESSETH:

THAT WHEREAS, Delta desires to lease to FWT a portion of the building and improvements, machinery and equipment, being situated in Tarrant County, Fort Worth, Texas; and

WHEREAS, FWT desires to accept a lease of such building and improvements, machinery and equipment, all to be subject to the terms and conditions hereinafter set forth:

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter set forth, Delta hereby leases to FWT, the portion of the warehouse building and improvements, machinery and equipment, located at 9217 South Freeway, Fort Worth, Texas 76140, as per the attached Exhibit A. Said building and improvements, machinery and equipment, hereinafter referred to as the "Leased Premises", all to be subject to the following terms and conditions:

1. TERM       The Lease shall be for a term of five (5) years commencing the
18th day of February, 1997, and ending on the 17th day of February, 2002, hereafter called the "Initial Lease Period". If the Leased Premises, and Delta's burning table, press-brake and cranes, are not available and fully operational on the above lease commencement date, the lease term and lease payments will begin on the date the Leased Premises and Delta's aforementioned equipment are available and fully operational, and the ending date shall be extended accordingly.

2. RENT       FWT agrees to pay Delta rent at Delta's office at 5599 San Felipe,
Suite 600, Houston, Texas 77056 in Harris County for the Leased Premises. The rent is payable in monthly installments, in advance, as calculated pursuant to section 3 below, beginning April 1, 1997 and on the same day of each succeeding month during the term of this Lease. Rent for the period February 18 through March 31, 1997 shall be payable in March 1997.

3. RENT CALCULATION The monthly rent shall be calculated on the following basis:

         o The total construction cost of the Leased Premises attributable to FWT will be amortized over sixty (60) months, plus interest at an annual rate of 8%. This amount will be included in the rent calculation. The construction cost of FWT's Leased Premises includes, but is not limited to, the building, drive, cranes, new gate, warehouse and manager's office, but excludes the press-brake foundation costs and fencing. The construction cost is based on the contractor's final invoice to Delta and will include such costs as contractor's overhead, permit costs, etc. Plus

         o FWT's portion of the annual property taxes as provided for under the section entitled TAXES below, in section 5. Plus

         o Property insurance on the Leased Premises as provided for under the section entitled INSURANCE below, in section 7.

         o The cost of capital additions made during the Lease term which both Delta and FWT agree are for the direct benefit of FWT, such as additional cranes, equipment or warehouse space, will be



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                               LEASE AGREEMENT

         amortized over the remainder of the Lease term with interest at 8%. This amount will be added to the monthly rent.

4. REPAIRS, MAINTENANCE AND ALTERATIONS      FWT agrees to maintain the Leased
Premises in good condition at its own expense and cost. FWT will be responsible for the maintenance and repairs to the crane and other machinery and equipment associated with normal wear and for any damage due to misuse or abuse. FWT shall follow Delta inspection and maintenance procedures. Delta has the right, in the event FWT does not maintain the Leased Premises as required herein and after giving FWT written notice and ten (10) days to cure such default, to order such repairs or maintenance as may be deemed necessary by Delta, and to charge the cost thereof to FWT, said cost to be an additional amount due from FWT on the first day of the month following notice to FWT that such work has been performed.

The Leased Premises shall remain the property of Delta and, at the end of this Lease, FWT shall deliver all of the Leased Premises in good order or condition, normal wear and tear, natural deterioration and the elements excepted. No improvements or alterations may be made in or to the Leased Premises without the prior written consent of Delta, which consent shall not be unreasonably withheld, conditioned or delayed.

5. TAXES      FWT agrees to pay all real estate and personal property taxes assessed against the Leased Premises during the Lease period. An amount equal to 1/12 of the prior year's actual annual property taxes will be included in the monthly rent. This will be adjusted to the actual tax amount once the final assessment is received. FWT shall have 30 days to pay any such adjustments. The property taxes applicable to the Leased Premises shall be calculated by a property tax consultant selected by mutual agreement of the parties.

6. UTILITY CHARGES      FWT shall pay all service charges for meters and for
water, gas and power charges that may accrue by reason of the occupancy and/or use of the premises by FWT. Electric bills will be split between the parties based on a study by a consultant selected by mutual agreement of the parties.

7. INSURANCE Delta shall carry and keep in force owners property coverage on the Leased Premises. FWT will reimburse Delta for the cost of this insurance in the amount of $125 per month. FWT will maintain insurance coverage on its contents in the Leased Premises. The insurance and liability provisions of the Cooperative Production Agreement between the parties dated March 10, 1997, shall control, subject to the terms of this paragraph.

8. DAMAGE TO PREMISES   In case the Leased Premises are partially damaged or
destroyed by fire, windstorm, tornado or other casualty, FWT shall immediately give notice to Delta, who shall, at its own expense, repair the damage and restore the Leased Premises to substantially the same condition as existed immediately prior to the damage. If the Leased Premises can not be repaired or restored in 120 days, FWT shall have the right to terminate the Lease. Should the damage be of such a nature as to render it impractical for FWT to conduct normal business activities in the Leased Premises, then the rent shall be abated in proportion to the inability of FWT to conduct such normal business activities and for the period such inability exists. If the Premises are totally destroyed or deemed by Delta to be unfit for restoration or reconstruction, or if Delta should elect not to repair the damage and restore the premises, then this Lease shall terminate and neither party shall have any further right, duty or obligation hereunder and the rent due shall be paid to the time-of such damage or casualty.

9. USE FWT agrees to use the Leased Premises for the sole and only purpose of seam-welding and prepping poles and further agrees not to use the Leased Premises for the purpose of conducting an illegal or unlawful business.

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                               LEASE AGREEMENT

10. ASSIGNMENT, SUBLETTING     FWT shall not assign this Lease or sublease the
Leased Premises or any part thereof without the written consent of Delta. No subletting or assignment will release FWT from any obligations under this Lease.

11. LAWS AND GOVERNMENTAL REGULATIONS    FWT shall promptly comply with all of
the ordinances and laws applicable to the Leased Premises and the business being conducted thereon and all orders and requirements imposed by the Board of Health, Sanitation and Police Departments for the correction, prevention and abatement of nuisances in or upon or connected with said premises during the term of this Lease, all at FWT's expense.

12. SIGNS     Delta agrees to place a FWT logo on a sign (approximately 4' by
8') near the entrance to FWT's leased facility as well as paint a FWT logo (approximately 15' by 25') on the top, northwest corner of the FWT-leased building.

13. PARKING     Delta shall provide parking for eight (8) to ten (10) FWT
employees at no charge.

14. DEFAULT     In case of default in any of the covenants herein and the
continuance thereof for a period of at least thirty (30) days after receipt by FWT of written notice of such default from Delta, then Delta may enforce the performance of this Lease in any mode provided by law. This Lease may be forfeited at Delta's discretion if a default continues for a period of thirty
(30) days after written notice by Delta to FWT of such default and its intention to declare the lease forfeited. Unless FWT completely removes or cures said default, this Lease shall cease and come to an end as if that were the day originally fixed herein for the expiration of this Lease. Delta shall have alien right as security for the rent aforesaid upon all the goods, wares, chattels, implements, fixtures, furniture, tools and other personal property which are or may be put on the Leased Premises.

15. BANKRUPTCY   In the event that the FWT shall become bankrupt or shall make a voluntary assignment for the benefit of creditors, or in the event that a receiver of FWT shall be appointed, then, at the option of Delta and upon twenty
(20) days notice to FWT of the exercise of such option, this Lease shall terminate.

16. CONDEMNATION   If, during the term of this Lease, there is a taking of all the Leased Premises, or so large a part thereof that the remainder is rendered unsuitable for continued operation of FWT's business or cannot be practicably and economically restored to operating condition, then this Lease shall terminate.

If a lesser part of the Leased Premises than described in the preceding paragraph should be so taken, then the rental hereunder shall be reduced in the same proportion that the Leased Premises are taken. This provision shall be also applicable to any conveyance in lieu of condemnation proceeding.

17. INSPECTION OF PREMISES Delta shall have the right to enter upon the Leased Premises at all reasonable hours for the purpose of inspecting same.

18. HOLDING OVER In the event FWT remains in possession of the Leased Premises after the expiration or termination of this Lease and without the execution of a new lease, FWT shall be deemed to be occupying said premises as a tenant from month-to-month at a rate equal to 150% of the last monthly rental amount paid hereunder. All other provisions of this Lease shall remain in effect.

19. MORTGAGES Delta reserves the right to subordinate this Lease at all times to the lien of any mortgage or mortgages upon Delta's interest in the premises, and upon the lands of which the premises are a part, or upon any building hereafter placed upon the lands of which the premises form a part. Upon demand by Delta, FWT shall execute and deliver such further instruments subordinating this Lease in the event of conveyance in lieu of foreclosure, as long as FWT shall not be in default under the terms of this Lease.


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                                LEASE AGREEMENT

20. RECORDING OF LEASE     This Lease shall not be filed for record. If
recording of the pertinent provisions is desired by either party, the parties will execute a memorandum of lease for such purposes which in no event shall exceed one page (8 1/2 inches by 14 inches), including acknowledgments.

21. LIEN FOR RENT    Notwithstanding any provision herein to the contrary, Delta shall have at all times the right to distrain for rent due and shall have a valid first lien right upon all personal property of FWT placed in or upon the Leased Premises, whether such personal property is exempt by law or not, as security for the payment of the rent herein reserved.

22. WAIVER OF BREACH   Any assent or waiver expressed or implied by Delta to any
breach by FWT or any condition herein contained, shall operate as assent or waiver only in that specific instance and shall not be construed as an assent or waiver of any such covenant or condition generally or of any subsequent breach of the covenants and conditions hereof.

23. RENEWAL Terms and conditions for the renewal period will be negotiated at the end of the third year of the Initial Lease Period. If at the end of the Initial Lease Period, FWT is not in default of any of the terms and conditions of this Lease, the Lease shall be renewed with the previously negotiated terms for the renewal period. Delta and FWT will execute a lease extension for this renewal period.

After the Initial Lease Term, the lease rate will be set at a mutually agreeable market rate for comparable space, equipment and terms but in no case shall the new lease rate exceed 80% of the current lease rate unless capital improvements are made or more equipment is added at the request of FWT. Any new capital improvements will be amortized over the new lease period.

24. HEIRS AND ASSIGNS     The agreements, covenants, terms and conditions
contained in this Lease shall be binding on the heirs, devises, successors and assigns of all parties hereto.

25. PLACE OF NOTICE    Any notice or document required or permitted to be
delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have heretofore specified by written notice delivered in accordance herewith.


DELTA STEEL, INC.                                    FWT, Inc.
5599 San Felipe, Suite 600                           P.O. Box 8597
Houston, TX  77056                                   Fort Worth, TX  76124
ATTN: V. Thomas Rudd


EXECUTED on the day and year first above written.

                                                     TENANT
DELTA STEEL, INC.                                    FWT, Inc.


BY: /s/ R. A. EMBRY                                  BY: /s/ T. W. MOORE
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